Exhibit 99.3
Wheels Up to Further Expand Premium Fleet with Order of
Six Factory-New Embraer Phenom 300E Jets

First-ever direct purchase of new aircraft from Embraer to further scale Wheels Up’s modernized fleet of Phenom and Challenger aircraft, supporting disciplined growth in its Signature membership program and continued investment in the customer experience

ATLANTA, Nov. 5, 2026 /PRNewswire/ -- Wheels Up Experience Inc. (NYSE: UP) today announced it has signed a definitive agreement with Embraer (NYSE: EMBJ) to purchase six factory-new Phenom 300E premium jets for delivery in the second half of 2027. The agreement builds on a longstanding relationship between Wheels Up and Embraer and follows nearly three years of discussions regarding the acquisition of new aircraft. The direct purchase from Embraer is expected to further expand Wheels Up’s fully modernized fleet and support the company’s growth in anticipated customer demand.

The Phenom 300 series premium light jet, a core platform within Wheels Up’s modernized jet fleet, has been the world’s best-selling light jet for more than a decade, offering industry-leading operational performance, reliability, range and cabin comfort. The six newly purchased Phenom 300E aircraft will join the 29 Phenom 300/300E jets and 15 Bombardier Challenger 300 series aircraft that currently comprise Wheels Up’s premium controlled fleet. The aircraft will arrive with satellite Wi-Fi already installed, matching Wheels Up’s Phenom and Challenger fleets, which are 100% satellite Wi-Fi-equipped.

“Having completed our fleet modernization program earlier this year, over 18 months ahead of schedule, we have seen strong growth in demand for our Signature membership offering, supported by our best-in-class fleet of Phenom and Challenger aircraft. We have welcomed more than 1,500 Signature members to the program in its first year since launch,” said George Mattson, Chief Executive Officer of Wheels Up. "Embraer has been a valued partner to Wheels Up for years, and this agreement marks an important next chapter in that relationship. The decision to acquire factory-new Phenom 300Es reflects the strong demand trends we are seeing in our business and our commitment to investing in a consistent, premium experience for our customers.”

Over the past three years, Wheels Up has fundamentally reshaped its business, streamlining and modernizing its fleet, improving operational reliability, unifying its global sales and service teams, and strengthening its first-of-its-kind strategic partnership with Delta Air Lines. With these changes in place, Wheels Up is focused on scaling its premium offering while maintaining the operational and financial discipline necessary to support sustainable, profitable growth.

“This agreement marks an important milestone in our relationship with Wheels Up and reflects the work and planning that began in 2024 to bring new Phenom 300E aircraft into their fleet," said Michael Amalfitano, President & CEO of Embraer Executive Jets. "We are proud that this first agreement brings the world’s best-selling, most delivered light jet to more Wheels Up customers. We look forward to supporting the growth in their modernized fleet and delivering an exceptional experience through the Phenom 300E’s industry-leading performance, technology, comfort, and operational capabilities.”

About Wheels Up

Wheels Up is a leading global provider of on-demand private aviation with a large, diverse fleet and a network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs and premium commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides cargo services to a range of clients, including individuals and government organizations, via Air Partner Cargo. With the Wheels Up app and website, members can easily search, book, and fly. For more information, visit www.wheelsup.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, “our”, “us”, “we” or the “Company”). These forward-looking statements include, but are not limited to, statements regarding: (i) the Company’s plans and ability to acquire the new Embraer Phenom 300E aircraft described herein (the “New Phenoms”) pursuant to the terms and conditions of the Purchase Agreement entered into with Embraer Executive Aircraft, Inc., the expected delivery timeline, cost and financing plans to acquire such aircraft, and the anticipated future business, financial and operational benefits to the Company from any acquisition of the New Phenoms; and (ii) the Company’s fleet strategy, future member and customer demand for flight services, operating performance, and business, financial and growth plans. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. The Company has identified certain known material risk factors applicable to the Company under Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2026, under Part II, Item 1A “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2026 filed with the SEC on August 5, 2026, and the Company’s other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company does not intend to update any of these forward-looking statements after the date of this press release.

Contacts

Investors:
ir@wheelsup.com

Media:
press@wheelsup.com
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